[Letterhead of Allied Digital Technologies Corp.]
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                                    AGREEMENT

                                     BETWEEN

                            ANCHOR BAY ENTERTAINMENT

                                       AND

                        ALLIED DIGITAL TECHNOLOGIES CORP.

                                       FOR

                              VIDEOTAPE DUPLICATION

                                       AND

                                ORDER FULFILLMENT

                              DATED: JUNE 16, 1995

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                                Table of Contents



      1. SERVICES                                               1

      2. PAYMENT/TERMS                                          2

      3. SHIPPING                                               2

      4. OWNERSHIP OF MATERIAL                                  2

      5. STORAGE OF ANCHOR BAY'S MATERIALS:                     2

      6. CONDITION OF ANCHOR BAY'S MATERIALS:                   2

      7. THIRD PARTY AUTHORIZATION:                             3

      8. STANDARD LEADERS/COLOR BARS:                           3

      9. EXAMINATION OF RECORDS BY ANCHOR BAY:                  3

      10.  INSURANCE:                                           3
           a. ANCHOR BAY TO INSURE:                             3
           b. ALLIED's NEGLIGENCE                               4

      11.  GENERAL CONDITIONS:                                  4
           a. TERM:                                             4
           b. INDEMNIFICATION:                                  4
           c. DEFAULT OR BREACH:                                5
           d. STANDARD OF PERFORMANCE:                          6
           e. WARRANTY OF SERVICES:                             7
              i. DEFINITIONS:                                   7
              ii. WARRANTY:                                     7
              iii. CORRECTION OF DEFECT:                        8
              iv. COMPLAINTS:                                   8
           f. FORCE MAJEURE:                                    8
           g. SUBCONTRACTING:                                   8
           h. ANCHOR BAY'S FURNISHED MATERIAL:                  8
           i. CAPTIONS:                                         8
           j. WAIVER:                                           9
           k. GOVERNING LAW:                                    9
           1. UNENFORCEABLE CLAUSES:                            9


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Table of Contents
Page 2


           m. ASSOCIATION:                                      9
           n. ASSIGNMENT:                                       9
           o. NOTICES AND CONSENT:                              9

      12. INTEGRATION                                           9


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                              VIDEOTAPE DUPLICATION

AGREEMENT entered into as of _______________ between ALLIED DIGITAL TECHNOLOGIES TECHNOLOGIES with offices at 7375 Woodward Avenue, Detroit, Michigan 48202 ("ALLIED"), and ANCHOR BAY ENTERTAINMENT with offices at 500 Kirts Boulevard, Troy, Michigan 48084, ("ANCHOR BAY") regarding the use of the Custom Duplication Department (videotape duplication services) of ALLIED, as set forth in this Agreement.

1. SERVICES: ALLIED agrees to provide the followings ervices to ANCHOR BAY upon receipt of ANCHOR BAY's written purchase order and shipping request:

     a) DUPLICATION: ALLIED shall duplicate, package and label videocassette in the quantities and formats and at the prices set forth on Schedule
          A. ANCHOR BAY shall provide ALLIED with technically acceptable master elements. ALLIED shall not duplicate video tapes in quantities other than as specifically requested by ANCHOR BAY.

     b) ORDER FINISHING: ALLIED shall provide to ANCHOR BAY the finishing services set forth on Schedule B at the prices indicated for such services. ALLIED shall furnish packing materials which shall be consistent with accepted standards and practices in the industry for the shipment of products described herein. ALLIED shall quote, as needed, the cost for any packing materials necessary to ship items not standard or not as specified in Schedule B.

          i. ANCHOR BAY will direct all requests for video tapes or related services to ALLIED by mail addressed to 370 J.D. Yarnell Industrial Parkway, Clinton, Tennessee, 37716, or via ALLIED's fax (615) 457-7799, or via EDI transmission.

          ii. All lists, names and records are the sole property of ANCHOR BAY and shall be maintained in confidence by ALLIED. ALLIED shall not divulge to others (except with ANCHOR BAY's prior written approval) any information it may receive in connection with its performance hereunder.

          iii. ALLIED will inspect returned tapes upon receipt of shipment from ANCHOR BAY's customers and report any damage or quantity discrepancy to ANCHOR BAY in accordance with the guidelines outlined in Schedule B.


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2.   PAYMENT/TERMS: Invoicing will be on an order basis on completion. ALLIED will submit: itemized invoices for services rendered and copies of freight reports. ANCHOR BAY will initiate payment procedures upon receipt of detailed invoices. Payment terms for all charges incurred by ANCHOR BAY shall be 2% 30 days, net 60 days.

3. SHIPPING: All deliveries to ANCHOR BAY shall be F.O.B., Clinton, Tennessee. In the absence of any other instructions by ANCHOR BAY, ALLIED will make all shipments via carriers of its selection. ANCHOR BAY will request in writing any special method of shipping or insurance (see, Schedule B attached).

4.   OWNERSHIP OF MATERIAL:

     a) ANCHOR BAY represents that it is the sole owner, licensee, or authorized agent of the owner(s) of the materials delivered to ALLIED for services of any kind, and that ANCHOR BAY is the owner, licensee, or authorized agent of the owner(s) of all rights in connection with such materials, including copyrights and literary, photographic and musical rights. ANCHOR BAY further represents that the above materials are free of any lien or encumbrance.

     b) Title to video tapes produced by ALLIED or shipped to ALLIED to fulfill ANCHOR BAY needs shall remain at all times wANCHORCHOR BAY.

5. STORAGE OF ANCHOR BAY'S MATERIALS: ALLIED will store ANCHOR BAY's materials during the time that ANCHOR BAY owns the rights of such materials during the term of the contract with ALLIED at no charge.


6.   CONDITION OF ANCHOR BAY's MATERIALS:

     a) Prices for ALLIED's products and services are predicated on ANCHOR BAY supplying materials deemed by Allied to be compatible with standard laboratory processing, editing, duplication or handling procedures. Because video tape duplication masters develop normal wear and display dropouts with repeated use, ALLIED may require new duplication masters from time to time and Allied will replace these duplication masters at its own expense.

     b) ALLIED will keep ANCHOR BAY advised concerning the technical quality and physical condition of all materials received by ALLIED for processing and/or duplication. ALLIED shall periodically inspect video tape duplication masters in its possession and notify ANCHOR BAY of any defects in a timely manner.


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7.   THIRD PARTY AUTHORIZATION:

     a) No work will be performed on ANCHOR BAY's materials except by direct order from ANCHOR BAY's authorized representative(s) or in accord with this Agreement.

8. STANDARD -LEADERS/'COLOR BARS: Video tape duplication masters submitted to ALLIED for the purpose of duplication must contain color bars and audio tone per ANSI V98.9. These will be the determining guidelines for picture and sound quality.


9.   EXAMINATION OF RECORDS BY ANCHOR BAY:

     a) ALLIED agrees that ANCHOR BAY or any of its duly authorized representatives shall, until the expiration of 3 years after final payment under this contract, have access to and the right to examine any books, documents, papers, or records of ALLIED involving transactions related to this contract, and to make copies and extracts thereof. This audit right shall include the right to inspect and take inventory of all materials supplied by ANCHOR BAY or held on behalf of ANCHOR BAY. If a discrepancy exceeding 5 % of the price paid to ALLIED for the period audited is discovered, ALLIED shall reimburse ANCHOR BAY for the cost of such audit.

     b) The periods of access and examination described in (a) above, for records which relate to litigation or the settlement of claims arising out of the performance of this contract, or costs and expenses of this contract as to which exception has been taken by ANCHOR BAY or any of its duly authorized representatives, shall continue until such appeals, litigation, claims, or exceptions have been disposed of.

10.  INSURANCE:

     a) ANCHOR BAY TO INSURE: ALLIED will not insure ANCHOR BAY'S material while in the possession of ALLIED or while in transit to and from ALLIED. All such materials delivered to ALLIED are accepted by ALLIED with the express understanding and condition that ANCHOR BAY will carry the insurance coverage ANCHOR BAY deems necessary to protect against loss or damage suffered whether or not ANCHOR BAY's material is in ALLIED's care, custody, or control.


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     b)   ALLIED's NEGLIGENCE: Notwithstanding the provisions of clause 10.a.
          above, in the event of loss, damage or destruction of any of ANCHOR BAY's material as a result of ALLIED's willful misconduct or negligence or in any other circumstance in which ANCHOR BAY's casualty insurance does not apply, ALLIED shall be obligated to reimburse ANCHOR BAY in a timely manner for its damages in connection with any loss, damage or destruction of ANCHOR BAY's material, including without limitation: 1) the cost of any raw materials that are lost, damaged or destroyed; 2) for the cost of duplication, packaging, and miscellaneous services for which ANCHOR BAY has already paid ALLIED, relating to materials lost, damaged or destroyed (provided that in the case of inventory shrinkage, ALLIED will have the opportunity to re-make product at its expense); and 3) any lost profits or royalties payable with respect to any unauthorized distribution of any of ANCHOR BAY's products.

          If after review of both parties' inventory records an inventory shrinkage exists, ALLIED will have the opportunity to re-make product at its expense.

11.  GENERAL CONDITIONS:

     a) TERM: The initial term of this Agreement shall run for a period of FIVE (5) year(s), commencing JULY 15, 1995 and expiring JULY 14, 2000. The Agreement can be renewed for additional one (1) year terms upon mutual agreement of both parties.

          This Agreement between ALLIED and ANCHOR BAY is an exclusive one in which ALLIED will duplicate all of ANCHOR BAY's video cassette requirements, including expected growth, with the following exceptions:

               1. Up to 350,000 units may be duplicated with Handleman's affiliate operation in Mexico.

               2. If ANCHOR BAY makes any acquisitions during the contract period with expected annual volumes under 3.0 million units, then it becomes part of this contract. For acquisitions over
                    3.0 million units annually, ANCHOR BAY reserves the right to go elsewhere for duplication. ALLIED will have the right to bid for units over 3.0 million units. ANCHOR BAY retains the sole right to choose the duplicator.

     b) INDEMNIFICATION: ALLIED shall indemnify, save, and hold harmless ANCHOR BAY from and against any and all damages, penalties, fines, liabilities, claims, losses, and expenses (including reasonable


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          legal fees and costs incurred in connection with the investigation of any threatened claim) arising out of or in connection with ALLIED's performance of duplication and fulfillment services set forth herein or out of any breach of ALLIED's obligations hereunder; PROVIDED HOWEVER, that ANCHOR BAY shall be responsible for the content and copyright of all ANCHOR BAY videotapes. If the facts giving rise to the right of indemnification under this paragraph involve any actual or threatened claim or demand by any third party against ANCHOR BAY or any possible claim by ANCHOR BAY against any third party ("Third Party Claim"), and if, within 15 days after receipt of notice of the claim, ALLIED gives ANCHOR BAY an agreement in writing, in form and substance reasonably satisfactory to ANCHOR BAY, agreeing to indemnify and hold ANCHOR BAY harmless from all costs and liability arising from such ThirdParty Claim (and including, if required by ANCHOR BAY, adequate assurances of ALLIED's ability to meet its obligations under this paragraph), ALLIED may at its own expense undertake full responsibility for the defense or prosecution of such Third Party Claim and may contest or settle it on such terms as it may choose. If ALLIED fails to deliver such an agreement of indemnity to ANCHOR BAY,
          (1) ANCHOR BAY will be entitled to defend or prosecute such Claim with counsel of its own choice (the reasonable fees and costs of such defense or prosecution being indemnified under this paragraph), (2) ALLIED at its own expense may nevertheless participate with ANCHOR BAY in the defense or prosecution of such Third-Party Claim and any settlement negotiations with respect thereto, and ANCHOR BAY may settle the Third Party Claim on such terms as it may choose, although it will not reach such a settlement until is has consulted in good faith with ALLIED, ALLIED's defense or prosecution of, or participation in, a ThirdParty Claim will not in any manner relieve ALLIED of its obligations to indemnify ANCHOR BAY under this paragraph.

     C) DEFAULT OR BREACH: In the event that either party is (a) in default or commits a material breach of the terms of this Agreement; or, (b) files a petition in bankruptcy, is adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, or if a receiver, liquidator, or trustee is appointed for its business or assets, or otherwise takes advantage of any insolvency laws; and if such default or breach shall not be cured within thirty (30) calendar days after written notice of such default or breach is given by the non-defaulting party to the defaulting party, then at any time after the expiration of such thirty (30) calendar days, the non-defaulting party may give written notice to the defaulting party of its election to terminate this Agreement. Thereupon the


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          Agreement shall terminate on the date specified in such notice, which shall not be less than thirty (30) calendar days following the receipt of such written notice. Notwithstanding, however, that either party may not be required to provide the foregoing notice if an event set forth in (b) above occurs or there is a default that by its nature cannot be cured in thirty (30) calendar days, and the Agreement shall be deemed terminated on the date of the event set forth in (b) above or the date of such default, as the case may be. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled.

     d) STANDARD OF PERFORMANCE: ALLIED agrees to perform its services with that standard of care, skill, and diligence normally provided by a professional organization in the performance of similar services. ALLIED is given notice that ANCHOR BAY will be relying on the accuracy, competence, and completeness of ALLIED's services.

          i.   ALLIED has committed to the following timetable for performance:

               a). Duplication - Manufacturing order complete in five working days after receipt of order. All ANCHOR BAY supplied components to complete order must be in inventory. The day the order is received does not count.

               b). Fulfillment - Shipping complete in 48 hours after receipt of order. Finished goods must be in inventory.

               c). Returns - Return orders complete in 10 working days after receipt in year one. Return orders complete in five working days after receipt in years two through five.

          Penalties will apply if the above performance standards are not met as follows:

               a). Up to five duplication orders (title/units) per month can exceed the five-day window. On the sixth and subsequent orders, a penalty of $.50/unit will apply for all units outside of the five-day window.

                    Minimum order quantity is 100 units or one pancake. Orders less than 100 units or one pancake will carry a $.50 per unit surcharge.


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               b).  Up to 10 fulfillment orders/month may exceed the 48 hours service window. On the 11th and subsequent orders in any month exceeding 48 hours, then a penalty of $.50/unit will apply.

               C). Up to 10 return authorizations may be outside of the 10-day service window in any month. On the 11th and subsequent return orders in any month exceeding the 10-day service window, then a penalty of $.25/unit will apply. In years two through five, the service window will be five days.

               The penalty provisions as outlined above do not supersede the provisions of the Force Majeure (10f).

          ii. ALLIED shall comply with all municipal, county, state, and federal laws and regulations bearing on the performance of its obligations under this Agreement.

     e)   WARRANTY OF SERVICES:

          i. DEFINITIONS: "Acceptance", as used herein, means the act of an authorized representative of ANCHOR BAY by which ANCHOR BAY approves specific services, as partial or complete performance of the contract. "Correction", as used herein, means the elimination of a defect.

          ii. WARRANTY: Notwithstanding inspection and acceptance by ANCHOR BAY or any provision concerning the conclusiveness thereof, ALLIED warrants that all services performed under this contract will, at the time of delivery, be free from defects in workmanship and conform to the requirements of this contract. ANCHOR BAY shall give written notice of any defect or nonconfor-mance to ALLIED within 60 calendar days from the date of delivery to ANCHOR BAY. This notice shall state either: (1) that ALLIED shall correct or perform any defective or nonconforming services; or (2) that ANCHOR BAY does not require correction or re-performance. Total defects from all manufacturing causes will be less than one/half percent (.5%) of duplicates shipped.

               A credit memo will be issued monthly amounting to 0. 5 % of sales for that month exclusive of freight. ANCHOR BAY at its option can elect to be reimbursed for the actual cost of defectives.


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          iii. CORRECTION OF DEFECT: If ALLIED is required to correct or re-perform, it shall be at no cost to ANCHOR BAY, and any services corrected or re-performed by ALLIED shall be subject to this Agreement to the same extent as work initially performed. If ALLIED fails or refuses to correct or re-perform, ANCHOR BAY may, by contract or otherwise, correct or replace similar services and charge to ALLIED the cost occasioned to ANCHOR BAY thereby, or make an equitable adjustment in the invoice price.

          iv. COMPLAINTS: ALLIED shall maintain a file of all complaints related to services performed under this Agreement, and shall include in that file a record of actions taken to rectify each complaint. ANCHOR BAY's right to examine and copy records shall extend to these files.

     f) FORCE MAJEURE: Neither party shall have any liability to the other for any loss of any kind whatsoever due to delays or failure to perform caused directly or indirectly by the laws, regulations, acts, demands, orders or interpositions, or any government or any subdivision or agent thereof, or by acts of God, strikes, floods, weather, war, rebellion, insurrection, failure of transportation agencies, shortages of labor or material, damage or accident to machinery or equipment, electric power failure, or any other causes beyond the control of either party. Allied will endeavor to fulfill its obligations at one or more of its other plants within 10 calendar days. If this cannot be done, ANCHOR BAY shall be entitled, notwithstanding anything to the contrary contained in paragraph one, to engage the services of a third party to fulfill the services described herein.

     g) SUBCONTRACTING: ALLIED shall not enter into any subcontracts for any of the work under this contract without obtaining the prior written approval of ANCHOR BAY.

     h) ANCHOR BAY'S FURNISHED MATERIAL: Title to furnished material shall remain in ANCHOR BAY. ALLIED shall use said material only in connection with this Agreement. Upon completing this Agreement, ALLIED shall follow the instructions of ANCHOR BAY regarding the disposition of all ANCHOR BAY'S furnished material.

     i) CAPTIONS- The captions and headings contained in this Agreement have been inserted for reference and convenience only and in no way define, limit or describe the text of this Agreement or the intent of any provision.


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     j)   WAIVER: The waiver by any party of a breach or default of any provision of this Agreement by the other party shall not constitute a waiver by such party of any succeeding breach of the same or other provision; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder, operate as a waiver of any such right, power or privilege by such party.

     k) GOVERNING LAW: This Agreement shall be governed by, subject to and construed under the laws of the State of Michigan.

     1) UNENFORCEABLE CLAUSES: In the event that any term, clause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect.

     m) ASSOCIATION: The parties, by this Agreement, do not intend to create a partnership, principal/agent, master/servant, or joint venture relationship, and nothing in this Agreement shall be construed as creating such a relationship between the parties.

     n) ASSIGNMENT: This Agreement may not be assigned by either party without the written consent of the other party.

     0) NOTICES AND CONSENT: Any legal notices or written consent required hereunder shall be in writing and deemed delivered upon receipt of such notice when sent by certified mail, return receipt requested, postage prepaid, to the following:

     ANCHOR BAY ENTERTAINMENT                 ALLIED DIGITAL TECHNOLOGIES
     ATTN: George F. Port                     ATTN: James A. Merkle
     500 Kirts Boulevard                      7375 Woodward Avenue
     Troy, Michigan 48084                     Detroit, MI 48202-3121


12. INTEGRATION: This Agreement, including Exhibits A and B, and the Addendums One through Six, hereto, constitutes the entire Agreement between the parties relating to the subject matter hereof. All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. Neither party shall be bound by any definition, condition, warranty, representation, amendment, modification, consent or waiver, other than as expressly stated herein, unless set forth in a writing executed by the party to be bound.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the day and year first written above.

ALLIED DIGITAL TECHNOLOGIES                 ANCHOR BAY ENTERTAINMENT



By_________________________                 _________________________
James A. Merkle                             George F. Port
President/CEO                               President
Allied Digital Technologies                 Anchor Bay Entertainment
7375 Woodward Ave.                          500 Kirts Boulevard
Detroit, MI 48202                           Troy, Michigan 48084


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                                    EXHIBIT A

                                  MANUFACTURING


Duplication

ALLIED hereby proposes to provide duplication services in accordance with the prices set forth in Exhibit A of the Agreement. Said prices are based upon ANCHOR BAY's projected requirements of 12 mivideocassettesettes during each year of the Agreement.

The prices set forth in Exhibit A shall apply to the following types of orders:

     A.   Trailers and Screeners

          ALLIED can provide chyron imprinting of trailer/screener information at intervals as determined by ANCHOR BAY. Such product will be shipped to individual key accounts either upon request or from a promotional list provided by ANCHOR BAY, and shall be shipped in the manner prescribed by ANCHOR BAY within three (3) working days or receipt of purchase order, contingent upon test approval and component availability.

          Trailers, screeners and/or promotional product requirements can also be serviced from ALLIED's Detroit facility, to provide more localized access for ANCHOR BAY.

     B.   New Release Cassettes

          Purchase orders for new release selections which represent a minimum of 50% of ANCHOR BAY's initial anticipated requirements should be placed with ALLIED ten (10) working days prior to order close. Additional new release orders taken after the last order date shall be available within five (5) working days of purchase order placement, contingent upon test approval and component availability.

     C.   Catalog Videocassettetes

          ALLIED shall duplicate, package and make available for shipment any catalog orders for ANCHOR BAY selections within five (5) working days of receipt of purchase order, contingent upon component availability. ANCHOR BAY may request expedited service as needed, whereupon ALLIED will respond by providing its best effort to comply with any and all such requests-

Duplication orders shall be subject to a four (4%) percent overrun/underrun policy for all catalog orders. For new releases, the overrun limitation on initial orders in excess of 25,000 units per selection shall be two (2%) percent, and the underrun quantity for all new releases shall be zero (O%) percent.


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Exhibit A - Manufacturing
Page 2


Packaging

ALLIED will store reasonable inventories of component parts, display or promotional material, and printed matter at no charge to ANCHOR BAY.

ALLIED will assemble and package ANCHOR BAY video product in accordance with the prices listed in Exhibits A and B of the Agreement.

Auxiliary Services

     A.   Mastering

          ALLIED will create a duplicate running master from each of ANCHOR BAY's supplied master tapes, and store the original masters in a secured vault, at no charge.

          ALLIED can supply duplicate masters at ANCHOR BAY's request for charges as listed in Exhibit B of the Agreement.

     B.   Fulfillment

          ALLIED shall prepare all bulk orders for shipment at no charge to ANCHOR BAY.

          ALLIED shall fulfill new release and catalog shipping orders within forty-eight (48) hours from receipt of order, contingent upon finished goods availability. Order availability will be confirmed within twenty-four (24) hours.

          ALLIED will ship all product as instructed by ANCHOR BAY. If ANCHOR BAY does not designate a carrier, then ALLIED will ship orders on a least-cost basis. Confirmation of order shipment will be transmitted to ANCHOR BAY no later than 12 noon on the day following the shipment.

     C.   Inventory Reporting

          ALLIED will provide customized reporting information for ANCHOR BAY, including a Stock Status Report detailing finished goods availability; Component Reports providing counts on sleeves, labels and inserts; Receiving Reports showing inbound shipments of components; a Shipping Activity Report; a detailed account of ANCHOR BAY's outbound product shipments; and a Product Returns Report indicating items and quantities returned, R/A numbers, and processing status of the return. For Reports, see Addendum Five.


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Exhibit A - Manufacturing
Page 3


     D.   Order Processing

          ALLIED is capable of electronic data transmission via computer interface (EDI). Direct entry access is available via modem, and orders can be printed on-site at ALLIED for duplication and/or shipping.

          Additionally, direct inquiry capability can be made available upon determination of systems compatibility. ALLIED will confer with ANCHOR BAY's Operations and Data Processing personnel to assess requirements for the most effective method of EDI.

Returns Processing

ALLIED shall issue a monthly credit to ANCHOR BAY equal to one-half of one percent (0. 5 %) of the value of duplication completed in that month exclusive of freight. This defect allowance is intended to reimburse ANCHOR BAY in advance for any and all process defects in product manufactured under the Agreement which do not result in a major manufacturing recall. Any pervasive manufacturing defect of a title or titles shall be fully credited and replaced by ALLIED, exclusive of, and in addition to, the procedure outlined above.

In consideration of ALLIED granting the defect allowance to ANCHOR BAY, ANCHOR BAY will allow ALLIED to unpackage, de-label, degauss and dispose of any product returned to ALLIED by ANCHOR BAY that is deemed by ANCHOR BAY to be defective, provided the product was manufactured by ALLIED.

Processing charges for surplus inventory to be returned to stock are listed in Exhibit B, Section 7.

Returns processing for contract year one shall be completed in ten (10) working days and five (5) days for years two to five.

Quality Control

See Quality Standards Addendum 2 for all technical specification.

Physical Inventory

ALLIED shall provide one annual physical inventory of ANCHOR BAY-owned finished goods and component stock located at its premises, at ALLIED's sole expense. ANCHOR BAY may furnish, at its own expense, a representative or representatives to monitor the inventory activity. ALLIED shall furnish a complete copy of the inventory to ANCHOR BAY promptly upon completion, but no later than five (5) days after the inventory is completed. Any adjustments to the counts will be mutually agreed upon by ANCHOR BAY and ALLIED, whereupon all inventory counts will be accepted as valid.


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Exhibit A - Manufacturing
Page 4


Security

ALLIED will be patrolled by a security force 24 hours a day. All entrances and exits will be monitored by closed-circuit video surveillance equipment.

All employees and visitors will be required to sign in and out of the video areas, and access to the master tape vault is limited only to the tape librarians.

Account Supervision

ALLIED will assign a full-time customer service supervisor to ANCHOR BAY's account. This person will be responsible for such activities as coordination of all manufacturing and shipping orders; processing of regular reporting data such as activity reports, shipping documentation and order confirmations; the overall internal management of all goods and services provided by ALLIED on behalf of ANCHOR BAY, to the complete satisfaction of the client. ALLIED will replace its customer service supervisor assigned to the ANCHOR BAY account if ANCHOR BAY requests such action.

ALLIED will provide two office cubicles and pay for temporary housing for up to two ANCHOR BAY employees. ANCHOR BAY pays salaries, living expenses, travel, etc.

Payment Terms

ANCHOR BAY duplication orders will be invoiced upon transfer from ALLIED's Packaging Department into the finished goods warehouse.

ALLIED is pleased to offer a payment program of 2@c. 30 days/Net 60 days from the date of invoice.

Duplication Pricing-

     A.   Videocassette

          Prices are based upon an estimated annual requirement of twelve (12) million units.

Exhibit A - Manufacturing
Page 5


     B.   Standard Play Duplication
          Five million units annually.

               Program Length             Unit Cost
               --------------             ---------
                       20:00                  $ .98
                       25:00                  $1.02
                       30:00                  $1.06
                       35:00                  $1.11
                       40:00                  $1.16
                       45:00                  $1.21
                       50:00                  $1.28
                       55:00                  $1.35
                       60:00                  $1.42
                       65:00                  $1.48
                       70:00                  $1.53
                       75:00                  $1.58
                       80:00                  $1.64
                       85:00                  $1.70
                       90:00                  $1.76
                       95:00                  $1.81
                      100:00                  $1.86
                      105:00                  $1.92
                      110:00                  $1.98
                      115:00                  $2.04
                      120:00                  $2.10
                      125:00                  $2.17
                      130:00                  $2.24
                      135:00                  $2.30

Exhibit A - Manufacturing
Page 6


     C.   Extended Play Duplication
          Seven million units annually.

               Program Length             Unit Cost
               --------------             ---------
                       30:00                  $ .72
                       35:00                  $ .75
                       40:00                  $ .78
                       45:00                  $ .80
                       50:00                  $ .84
                       55:00                  $ .87
                       60:00                  $ .90
                       65:00                  $ .92
                       70:00                  $ .94
                       75:00                  $ .96
                       80:00                  $ .98
                       85:00                  $ .99
                       90:00                  $1.02
                       95:00                  $1.04
                      100:00                  $1.07
                      105:00                  $1.10
                      110:00                  $1.13
                      120:00                  $1.20
                      130:00                  $1.25
                      140:00                  $1.29
                      150:00                  $1.33
                      160:00                  $1.37
                      170:00                  $1.41
                      180:00                  $1.38
                      190:00                  $1.40
                      200:00                  $1.43
                      210:00                  $1.45
                      220:00                  $1.48
                      230:00                  $1.50
                      240:00                  $1.53
                      250:00                  $1.55
                      260:00                  $1.58
                      270:00                  $1.59
                      280:00                  $1.61
                      290:00                  $1.63
                      300:00                  $1.65
                      310:00                  $1.68
                      320:00                  $1.70
                      330:00                  $1.72
                      340:00                  $1.74
                      350:00                  $1.75
                      360:00                  $1.76

Exhibit A - Manufacturing
Page 7


               Program Length             Unit Cost
               --------------             ---------
                     370:00                   $1.78
                     380:00                   $1.80
                     390:00                   $1.82
                     400:00                   $1.85
                     410:00                   $1.88

     The prices listed on the previous pages include the following materials and services:

     * Custom-length loading of standard-grade tape stock into a VHS shell that meets or exceeds JVC standards.

     * Duplication from a full-edited 1 ", D-2.or Betacam SP source master supplied by ANCHOR BAY.

     *    Creation of a duplicate running master (SP) or mirror mother master
          (EP) for use in actual duplication.

     * Provision of a test cassette accompanied by a master tape evaluation form, for approval by ANCHOR BAY prior to commencement of initial duplication.

     * Application of a face label provided by ANCHOR BAY or Rotoscreen imprinting of label copy information, from mechanical artworks provided by ANCHOR BAY.

     * Collation into a bottom-load sleeve supplied by ANCHOR BAY. Shrinkwrapping Packing into a standard 10-count, 30-count, or 50-count master carton.

     *    Application of a thermal bar-code label onto each master carton.

     *    Picking, packing, and shipping of all ANCHOR BAY's sales orders.

                                    EXHIBIT B

                       VIDEO SUPPLEMENTAL PRICING SCHEDULE

                           SUPPLEMENTAL VIDEO SERVICES
          (All charges are per cassette except where other-wise noted)

1.   JACKET PACKAGING
     A.   CLIENT SUPPLIED JACKET PACKAGING
          1.   Slipcase (Bottom Load)                       No Charge
          2. Clamshell with wrap                                 $.10

     B.   NON STANDARD PACKAGING
          1. Shrinkwrap 2 Videos Together                       $.050
          2. Shrinkwrap 3 Videos Together                       $.100
          3. Shrinkwrap 4 Videos Together                       $.120

          Note: Must shrink 4 videos in 2x2
               configuration. 2 and 3 videos
               can be front to back

          Charges also apply to multi-cassette titles in single slipcases - two-packs, etc.

     C.   ALLIED SUPPLIED JACKET PACKAGING
          1. Slipcases

               a.   White Universal Slipcase                   $.100
               b.   White Universal Die-Cut Slipcase           $.120
               c.   Black Universal Slipcase                   $.160
               d.   Black Universal Die-Cut Slipcase           $.180

          2.   Universal Library Case

               a.   Full White Universal Case                  $.550
               b.   Full Black Universal Case                  $.550
               c.   1/3 Black Universal Case                   $.550
               d.   1/3 White Universal Case                   $.550
               e.   Special Colors                     Special Quote

          3.   Clamshell

               a.   White Universal Clamshell                   $.60
               b.   Black Universal Clamshell                   $.60

     D.   RE-PACKAGING

          1.   Remove video cassette, discard                  $.10
               old package, insert into new
               package, shrinkwrap, return to
               stock (up to 3 inserts).

Exhibit B
Page 2


          2.   STICKER APPLICATION (SLIPCASE)
               A.   Any combination of 3
                    stickers or inserts                   No Charge

                    Note: Stickers must be printed
                         on for automated
                         application, to Allied
                         specifications

               B.   Additional Stickers or inserts       $.015 each

          3.   LABEL APPLICATION
               A.   Face Labels
                    1. Client Supplied
                         a.   Automatic                   No Charge
                         b.   Manual                          $.040
                    2.   ALLIED Supplied (includes application)
                         a.   White computer generated        $.050
                         b.   Commercially printed             $.02
                              Thomas face labels - 2/C
                              Minimum initial
                              order - 10,000 per
                              selection, ALLIED
                              maintains label
                              inventory, and will
                              invoice as part of
                              duplication cost.
                    3.   Rotoscreen Printing              No Charge
                         a.   Plate charge           Paid by ALLIED

               B.   Jacket Labels
                    1.   Client Supplied
                         a.   Standard                        $.040
                         b.   Manual - Wraparound     Special Quote
                    2.   ALLIED Supplied (includes application)
                         a.   White Computer generated        $.080
                         b.   Commercially printed    Special Quote
                         c.   Manual - Wraparound     Special Quote

               C.   Spine Labels

                    1.   Client Supplied                      $.030

                    2.   ALLIED Supplied (includes application)
                         a.   White computer generated        $.050
                         b.   Commercially printed    Special Quote

          4.   INSERTION*
               A.   Any combination of 3 stickers         No Charge
                    or inserts
               B.   Additional inserts                         $.02

               *    All inserts must be received prefolded
                    to a size of not greater than 26 1/4
                    square inches (maximum 3 3/4" x 7").

Exhibit B
Page 3


          5.   EDITING CHARGES
               A.   Editing services (1/2 hour increments)  $100.00
                    per hour
               B.   Tape Stock (1/2 hour increments per hour)
                    (1) 3/4 inch                             $20.00
                    (2) 1 inch                               $70.00
                    (3) D2                                  $100.00
               C.    Plastic Master Case                     $30.00

         6.    DUPLICATION MASTERS (1")
               Program Run Time       Unit Cost
               ----------------       ---------
               30 minutes              $61.24
               35 minutes              $75.82
               40 minutes              $78.83
               45 minutes              $81.84
               50 minutes              $84.84
               55 minutes              $87.85
               60 minutes              $90.86
               65 minutes              $112.80
               70 minutes              $115.81
               75 minutes              $118.82
               80 minutes              $121.83
               85 minutes              $124.83
               90 minutes              $127.84
               95 minutes              $140.20
               100 minutes             $143.1@1
               105 minutes             $158.05
               110 minutes             $161.06
               115 minutes             $164.06
               120 minutes             $167.07
               125 minutes             $192.29
               130 minutes             $195.30
               135 minutes             $198.31
               140 minutes             $201.32
               145 minutes             $204.32
               150 minutes             $207.33
               155 minutes             $235.62
               160 minutes             $238.63

          Duplication fees include time, tape and storage cases.

          NOTE: 1" with separate PCM Digital Audio tracks requires the duplication of two masters.

          7.   RETURNS PROCESSING
               A.   Factory-Sealed Cartons -              No Charge
                    return to stock
               B.   Mixed carton-sort and return          $.08 each
                    to stock

Exhibit B
Page 4


          8.   FULFILLMENT COSTS

               A.   Carton-lot quantities                 No Charge
               B.   Less than car-ton-lot quantity    $.03 per unit
               C.   Display prepacking/assembly   $.03 per cassette

                    Note: This charge applies to standard
                         24/36-count and 50/75 count displays,
                         mixed cartons, and 12-count self-shipper displays.

               D.   Product received from Mexico      $.03 per unit
                    and fulfilled

                                   ADDENDUM #1
                             RAW MATERIAL INCREASES

Prices for duplication services will be reviewed every six months and adjusted by the following methodology:


               1) At contract signing ALLIED will submit copies of current invoices for V-O's and videotape from their current suppliers.

                    o    V-0 Titron Media and SKC
                    o    Videotape 3M and Saehan Media

This will establish a baseline for V-0 and tape on a cost/100 ft. basis.

Adjustments, at six month intervals will be shared on a 50/50 basis up or down.

[Expected V-0 prices 35-36 cents ea.
Videotape $0.0880/100 ft.]

                                   ADDENDUM #2
                       SPECIFICATIONS AND QUALITY CONTROL
                           Been delivered separately.

                                   ADDENDUM #3
                              SIGNING ALLOWANCE and
                                  OPTION GRANTS

     1) ANCHOR BAY, at its option, will select a cash payment or equivalent free goods per Exhibit A in the amount of $1,250,000. This signing allowance is payment to ANCHOR BAY from ALLIED reflecting the difference between ANCHOR BAY's current cost of inventory, and the cost of replacing that inventory pursuant to the duplication prices in this Agreement. A cash payment will be due to ANCHOR BAY on the first day following the signing of the contract.

     2) Options on ALLIED stock for 250,000 shares will be granted (AMEX-ADK) as additional consideration for the contract. The option price will be set at the stock price for ALLIED in accordance with SEC regulations. This is expected to be the price on, or 1-2 days after the contract signing. The options will run for five years.

                                   ADDENDUM #4
                              MOVEMENT OF INVENTORY

ALLIED agrees to reimburse ANCHOR BAY for all transportation costs to move 2.5 million units of finished goods and 10-1 1 million sleeves from Livonia, MI to Clinton. TN.

It is expected that this will cost between $40-50,000. ANCHOR BAY will supply ALLIED with actual copies of freight bills.

                                   ADDENDUM #5
                                     REPORTS

                                   ADDENDUM #6

Allied currently supplies materials and services to the following accounts providing, at times, direct to retail distribution services of video and audio products:

      International Video Network         Polygram
      Curb Records                        BMG
      Entertainment Central               Sony
      Gateways to Space                   CapCities/ABC
      Warner Vision                       Pocketbooks
      Genesis                             Scholastic
      Sunwest Media                       Profile Records
      Wellspring Media                    Atlantic/Elektra
      Disney to Disney Stores             Capital/EMI
      Questar                             Arista
      Mastervision                        Sparrow
      View Video                          Geffen
      Magna                               Acclaim
                                          Future
                                          Chicago
                                          Capricorn
                                          Ruthless
                                          Sirius
                                          Contentware
                                          Hallmark

In most all cases the direct to retail distribution is a very minor part of total shipments and usually only for special projects such as custom displays, pallet displays, etc.

This agreement shall not prohibit Allied from entering into other such arrangements. In the event Allied does enter into an agreement not currently in existence, and which customers' direct to retail volume exceeds 2.0 million units/year, Allied will so notify Anchor Bay and Anchor Bay will be entitled thereafter to terminate this agreement on sixty (60) days advance written notice.